Exhibit 10.24

LEASE

between

PARMENTER GCC LP, LLLP (“Landlord”)

and

DANGER, INC. (“Tenant”)

for premises located at

GWINNETT COMMERCE CENTER

3700 Crestwood Parkway

Duluth, GA 30096

36.	SEVERABILITY	21

37.	GOVERNING LAW	21

38.	FORCE MAJEURE	21

39.	TIME OF ESSENCE	21

40.	ENTIRE AGREEMENT	21

41.	SURVIVAL OF TENANT’S OBLIGATIONS	21

42.	HOLDING OVER	21

43.	CORPORATE AUTHORITY	21

44.	MORTGAGE APPROVALS	21

45.	LANDLORD’S LIEN	21

46.	LANDLORD’S LIABILITY	21

47.	RIGHT TO RELOCATE	21

48.	RULES AND REGULATIONS	22

49.	TRANSFERS BY LANDLORD	22

50.	COMMISSIONS	22

51.	SUBMISSION OF LEASE	22

52.	FINANCIAL STATEMENTS	22

53.	SPECIAL STIPULATIONS	22

LEASE

Gwinnett Commerce Center

Duluth, GA 30096

THIS LEASE (hereinafter referred to as the “Lease”), made and entered into on the      day of             , 2006, between Parmenter GCC LP, LLLP, a Delaware Limited Partnership (hereinafter referred to as “Landlord”) and Danger, Inc., a Delaware corporation (hereinafter referred to as “Tenant”).

WITNESSETH:

1. Summary of Lease. The following is a summary of certain portions of the Lease:

(a)	Landlord:	Parmenter GCC LP, LLLP, a Delaware Limited Partnership

(b)	Landlord’s Address:	Parmenter GCC LP, LLLP c/o Parmenter Realty Partners 3700 Crestwood Parkway, Suite 180 Duluth, GA 30096

(c)	Other Address:	Parmenter GCC LP, LLLP c/o Parmenter Realty Partners 1111 Brickell Avenue, Suite 2910 Miami, Florida 33131

(d)	Tenant:	Danger, Inc., a Delaware corporation

(e)	Tenant’s Address:	prior to the Commencement Date: 3101 Park Boulevard Palo Alto, CA 94306 following the Commencement Date: 3700 Crestwood Parkway, Suite 300 Duluth, GA 30096

with a copy to: 3101 Park Boulevard Palo Alto, CA 94306

(f)	Building Address:	3700 Crestwood Parkway Duluth, GA 30096

(g)	Suite Number:	Suite 300

(h)	Floor(s) upon which the Premises are located:	Third

(i)	Lease Term:	Five (5) years

(j)	Commencement Date:	April 1, 2006, subject to the provisions of Section 4 of the Lease

(k)	Expiration Date:	March 31, 2011, unless sooner terminated in accordance with the terms of the Lease, unless extended by agreement between Landlord and Tenant, and subject to the terms of Section 4 of the Lease

(l)	Base Rental:	$109,960.50 per annum

(m)	Monthly Base Rental:	$9,163.38

(n)	Prepaid Rental	The amount of $9,163.38

(o)	Rentable Area of Premises:	5,639 square feet. The rentable area of the Premises as set forth in this Section 1(o) is binding upon the parties and shall not be changed at any time during the Lease Term, as extended pursuant to the terms of this Lease, except as the area of the Premises may be expanded pursuant to Paragraphs 5 and 6 of Exhibit “B”.

(p)	Rentable Area of Building:	211,039 square feet. The rentable area of the Building as set forth in this Section 1(p) is binding upon the parties and shall not be changed at any time during the Lease Term, as extended pursuant to the terms of this Lease.

(q)	Tenant’s Percentage of Building:	2.672 percent. This percentage is calculated by dividing the rentable area of Premises by the rentable area of the Building.

(r)	Security Deposit:	$125,000.00 in accordance with the terms of Section 32 hereof.

(s)	Number of parking spaces	Seventeen (17) allocated but unreserved parking spaces and four (4) reserved parking spaces, which shall be available to Tenant during the initial term of this Lease and any extension term, without additional charge.

(t)	Broker:	Parmenter Realty & Investment Company (“Landlord’s Broker” CRESA Partners of Georgia, LLC (“Tenant’s Broker”)

IT IS UNDERSTOOD THAT THE FOREGOING IS INTENDED AS A SUMMARY OF PORTIONS OF THE LEASE FOR CONVENIENCE ONLY AND IF THERE IS A CONFLICT BETWEEN THE ABOVE SUMMARY AND ANY PROVISIONS OF THIS LEASE HEREINAFTER SET FORTH, THE FORMER SHALL CONTROL.

2. Definitions.

(a)	“Building” means the office building located upon certain real property (the “Property”) in Land Lot(s) 203 of the 6th District of Gwinnett County, Georgia being Lot 3, Block B of Crestwood Subdivision the address of which is 3700 Crestwood Parkway, Duluth, GA 30096.

(b)	“Premises” or “Leased Premises” means the office space which is located in the Building and shown on the drawing attached hereto as Exhibit “A”.

(c)	“Base Rental” means the annual rental set forth in Section 1 hereof, as the same may be increased from time to time pursuant to the provisions of this Lease.

(d)	“Commencement Date” means April 1, 2006, subject to Section 4 of the Lease.

(e)	“Expiration Date” means March 31, 201, unless sooner terminated or extended pursuant to this Lease and subject to Section 4 of this Lease.

(f)	“Security Deposit” means the sum set forth in Section 1 above, which has been deposited with Landlord by Tenant.

(g)	“Common Areas” means those areas of the Building devoted to the lobby of the Building, common corridors, elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities for public and common use (but shall not include any such areas provided or reserved for the exclusive use of a particular tenant). Common Areas shall be measured from and to the inside finished surface of exterior Building walls, and from and to the center of any partition walls which separate Common Areas from tenant spaces, including the Premises, and from Service Areas. It shall be Landlord’s responsibility to maintain the Common Areas in good order and repair, subject to reimbursement by Basic Costs as permitted under this Lease.

(h)	“Service Areas” means those areas within the Building used for Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (but shall not include any such areas provided or reserved for the exclusive use of a particular tenant). Service Areas shall be measured from and to the inside finished surface of exterior Building walls, and from and to the center of any partition walls which separate Service Areas from tenant spaces, including the Premises, and from Common Areas.

(i)

“Exterior Common Areas” means all areas, not located within the Building, provided and maintained for the common use and benefit of Landlord and tenants of the Building generally, and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, parking areas (whether enclosed or not), streets, sidewalks, and landscaped areas (including Landlord’s interest in any such areas which are part of the “common areas” established pursuant to the Declaration of Covenants, Conditions and Restrictions affecting the Building). It shall be

Landlord’s responsibility to maintain the Exterior Common Areas in good order and repair, subject to reimbursement by Basic Costs as permitted under this Lease.

(j)	“Rentable Area of the Premises” means (1) the gross area of the Premises as measured from and to the inside surface of the outer glass of the exterior Building walls, and from and to the center of any partition walls which separate the Premises from adjoining Common Areas, Service Areas, or premises of other tenants; plus (2) an area equal to the gross area of the Common Areas, measured by the method described in Paragraph 2(g), times a fraction, the numerator of which is the gross area of the Premises as described in (1) above and the denominator of which is the Rentable Area of the Building, as hereinafter defined, which Landlord and Tenant have stipulated to be the Rentable Area of the Premises set forth in the Lease summary in Paragraph 1. “Rentable Area of the Building” means the gross area of the Building as measured from and to the inside surface of the outer glass of the exterior Building walls, and from and to the center of any partition walls of any Service Areas, which Rentable Area of the Building is set forth in the Lease summary in Paragraph 1.

(k)	“Basic Costs” means all expenses, costs and disbursements (but not repayment of debt or replacement of capital investment items other than those elsewhere herein expressly included, nor specific costs specially billed to and paid by other tenants of the Building) of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with, the ownership and operation of the Building, the Property and the Exterior Common Areas, including but not limited to the following, with the understanding that Landlord shall use commercially reasonable efforts to operate the Building in an economically reasonable manner: (i) wages and salaries, including payroll taxes, workers’ compensation, insurance premiums, and all other employment benefit and insurance costs to Landlord of all employees directly engaged in operating and maintaining the Building, and that part of central accounting costs which are applicable to the Building; (ii) costs of all supplies and materials used in operation and maintenance of the Building; (iii) cost of all utilities for the Building including the cost of water, sewer, gas, oil and electric and other fuels or forms of power or energy; (iv) cost of all maintenance and service agreements (oral or written) for the Building and the equipment therein including, but not limited to, security service, window cleaning, janitorial service, elevator maintenance, maintenance of heating, ventilation and air-conditioning equipment, plumbing, controls, locks, alarms and all other parts of the Building; (v) landscaping and grounds maintenance costs and expenses; (vi) annual and special assessments against the Property made pursuant to the Declaration of Covenants, Conditions and Restrictions by the Owners Associations; (vii) cost of all insurance relating to the Building or rents therefrom including, but not limited to, the costs of casualty and liability insurance applicable to the Building and the Exterior Common Areas and to Landlord’s personal property used in connection with the Building and the Exterior Common Areas; (viii) the following taxes; (A) personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems, and appurtenances used in connection with the Building for the operation thereof, and (B) real estate taxes, assessments, sewer rents, rates, and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state, or local governmental charge, general, special, ordinary, or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord’s income or profits, unless the same shall be imposed in lieu of real estate taxes) which may now or hereafter be levied or assessed against the Building and/or the Property or the rents derived from the Building (in the case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during the calendar year shall be included in the taxes for that year); (ix) costs for the maintenance and repair of the Building and the personal property used in connection therewith (excluding repairs and maintenance costs which are paid from proceeds of insurance of which are paid by, Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant); (x) amortization of the cost of installation of capital investment items which are primarily for the purpose of reducing operating costs or which may be required by applicable laws effective on or after the Commencement Date, and all such capital improvements shall be amortized by Landlord over the useful life thereof, with interest at 8% per annum on the amount unamortized from time to time; (xi) advertising and leasing fees; and (xii) legal and accounting expenses, including, but not limited to, such expenses as related to seeking or obtaining reductions in and/or refunds of real estate taxes; and (xiii) commercially reasonable management fees. Notwithstanding the foregoing, the following costs shall be excluded from the definition of Basic Costs:

1.	Costs for which Landlord receives reimbursement from others (including reimbursement from insurance) as a payment other than for Basic Costs,

2.	Interest, charges and fees incurred on debt or payments on any deed of trust or ground lease on the Premises of which Landlord is debtor, trustor, or lessee;

3.	Costs incurred in repairing, maintaining or replacing any structural elements of the Building for which Landlord is responsible pursuant to Paragraph 13(a) hereof;

4.	Expense reserves;

5.	Costs in the nature of depreciation and amortization,

6.	Accounting costs, except those incurred in connection with the accounting of Basic Costs;

7.	Costs incurred as a result of casualties to the extent reimbursed or reimbursed by the insurance required to be carried by Landlord hereunder

8.	Costs incurred as a result of the exercise of the power of eminent domain;

9.	Earthquake or terrorism insurance deductibles, except to the extent used for repair or reconstruction and the costs amortized over the useful life of the repaired or reconstructed improvements so damaged;

10.	Costs of a capital nature, including but not limited to capital improvements and alterations, capital repairs, capital equipment, and capital tools as determined in accordance with generally accepted accounting principles, excepting only capital expenditures for improvements or changes to the Building, which are required by laws, ordinances, or other governmental regulations effective after the Commencement Date, and capital expenditures which have the effect of reducing Operating Expenses, to the extent the cost of all such capital improvements are amortized over the useful life of said improvements, pursuant to Paragraph 4(b); to the extent permitted under this Lease, capital costs shall be amortized over their useful life.

11.	Real estate brokerage and leasing commissions and other leasing costs, attorneys’ fees, costs, disbursements, and other expenses incurred in connection leasing, renovating, or improving space for prospective tenants or other occupants of the premises in the Building;

12.	Advertising and marketing expenses, including the cost of any tenant parties paid by Landlord;

13.	Costs with respect to the creation of a mortgage or a superior lease or in connection with a sale of the Building;

14.	Landlord’s or Landlord’s property manager’s corporate general overhead or corporate general administrative expenses;

15.	overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials materially exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis;

16.	any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

17.	any costs, fines, or penalties incurred due to late payment, negligence or willful misconduct on the part of Landlord, its agents, employees or contractors, or due to violations by Landlord of any governmental rule or authority, including without limitation, the cost of correcting any building code or other violations which were violations prior to the Commencement Date of this Lease;

18.	the cost of containing, removing, or otherwise remediating any contamination or Hazardous Substances of the Building (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and “PCB’s”) where such contamination was not caused by Tenant;

19.	wages, salaries, or other compensation paid to any executive employees above the grade of senior building or project manager; and

20.	any other expense that under generally accepted accounting principles and practices, or the guidelines published by groups such as the building owners and manager’s association, would not be considered a normal maintenance or operating expense.

(l)	The Basic Costs of the Building shall be computed on the accrual basis and shall be all Basic Costs incurred by Landlord to maintain all facilities of the Building and the Exterior Common Areas in operation during all or part of the year. If less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during any calendar year of the Lease Term, the Basic Costs for such calendar year shall be deemed to be an amount equal to the Basic Costs which would normally be expected to have been incurred had such occupancy been ninety-five percent (95%) throughout such calendar year.

(m)	“Building Standard Improvements” when used herein, means those Improvements to the Premises described as such in Exhibit “B”.

3. Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Lease Term. Tenant is hereby granted only a usufruct, not subject to levy or sale; neither an estate for years nor other estate shall pass from the Landlord on account thereof. The Rentable Area of the Premises is stipulated for all purposes to be the number of square feet set forth in the Lease summary in Paragraph 1.

4. Lease Term.

(a)	The “Lease Term” is for a period of time commencing at 12:01 a.m. on the Commencement Date, or on such later date as is provided in subparagraph (c) below, and continuing thereafter through and until 6:00 p.m. on the last day of the month in which the Expiration Date occurs.

(b)	If on the Commencement Date the Premises have not been substantially completed due to omission, delay or default by Tenant or anyone acting under or for the Tenant (including, without limitation, Tenant’s default or failure to perform its obligations in a timely manner or any delay resulting from changes to the “Drawings and Specifications” by Tenant ) then Tenant’s obligations under this Lease (including, without limitation, the obligation to pay rent) shall nonetheless commence as of the Commencement Date.

(c)	If, due to causes other than as set forth in subparagraph (b) above, Landlord does not deliver possession of the Premises to Tenant on the Commencement Date with the Improvements described in Paragraph 2 of Exhibit B substantially completed, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event rent shall abate until the date when Landlord does deliver possession in accordance with the terms and requirements of this Lease, and the Lease Term shall commence on the date when possession is delivered to Tenant, and in such event the Expiration Date shall occur on the last day of the month that is five (5) years following the date on which the Commencement Date actually occurs. Notwithstanding the foregoing, however, in the event that Landlord does not deliver possession of the Premises to Tenant, with the Improvements described in Paragraph 2 of Exhibit B hereof substantially completed, within one hundred fifty (150) days after the date this Lease has been executed by Landlord and Tenant, then Tenant may, at its option, by written notice to Landlord not later than five (5) business days after the expiration of such one hundred fifty (150) day period, cancel this Lease, in which event Landlord and Tenant shall each be discharged from their obligations hereunder. Such one hundred fifty (150) day period shall be extended on a day for day basis, however, for any delays caused by Tenant including, without limitation, any delays caused by any changes to the work described in Paragraph 2 of Exhibit B which are caused by Tenant, or any delays caused by Tenant’s early entry under the terms of subparagraph (e) hereof.

(d)	In the event that Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date because of Tenant’s failure to perform its obligations under, or to pay the amounts specified, this Lease shall be terminable at the sole option of Landlord at any time after the Commencement Date and prior to Tenant’s performance or payment; and should Landlord so elect to terminate this Lease, such termination shall be without prejudice to Landlord’s right to sue Tenant to recover damages for Tenant’s failure to perform its obligations, or to pay amounts due.

(e)	Landlord shall permit Tenant to enter the Premises at least two (2) weeks prior to the Commencement Date for the purpose of installing Tenant’s systems furniture and low voltage wiring. Tenant’s entry shall be subject to each of the terms and conditions of this Lease except Tenant’s obligation to pay Base Rental and Basic Costs shall not commence until the Commencement Date. Any installations made by Tenant during such period shall be at Tenant’s risk, and Landlord shall not be liable for any loss or damage thereto. Tenant’s entry shall not be permitted to interfere with or delay Landlord’s construction of the Improvements.

5. Base Rental.

(a)

Tenant shall pay to Landlord as annual rental during the term of this Lease the Base Rental, payable in lawful money of the United States, in advance, in monthly equal installments on or before the first day of each month during the Lease Term. The Base Rental is subject to increase as provided hereinbelow. If this Lease commences on a day other than the first day of the calendar month, the monthly installment of Base Rental for the fractional month shall be appropriately prorated on a daily basis for such month. Tenant has paid Landlord the amount of Prepaid Rental set forth in set forth in the Lease summary in Paragraph 1 upon Tenant’s execution of this Lease, representing the monthly installment of Base Rental for the fourth (4th) month following the Commencement Date.

(b)	Tenant shall pay to Landlord all Base Rental, additional rent, and all other charges due and owing by Tenant under this Lease with deduction or set-off, in legal tender, and at Landlord’s address or as otherwise directed from time to time by Landlord’s notice.

6. Additional Rent.

(a)

Tenant’s Base Rental is based, in part, upon the estimate that annual Basic Costs will be equal to the $6.75 per square foot of Rentable Area of the Building at full occupancy as determined below. “Base Year” shall be defined as the actual “Basic Costs” paid or incurred during the calendar year 2006. In the event the building is less than ninety-five percent (95%) occupied, the variable costs shall be adjusted by the Landlord to reflect ninety-five percent (95%) occupancy). The Rentable Area of the Building is stipulated to be as set forth in the Lease summary in Paragraph 1. Tenant shall, from time to time during the term of the Lease, pay as additional rent hereunder an amount equal to the product obtained by multiplying (i)the excess in actual Basic Costs over the Base Year times (ii) the number of square feet of the Rentable Area of the Premises (the “Excess”).

(b)	Landlord shall also have the right, prior to after the close of any calendar year, to make a good faith estimate of the Excess for the succeeding calendar year and, following thirty (30) days’ notice to Tenant, Tenant shall pay to Landlord, on or before the first day of each month of such calendar year, one-twelfth (1/12th) of such estimated Excess; provided, however, that prior to receipt of such notice, Tenant shall continue to pay Landlord the monthly installment amount of the Excess, if any, which was paid or payable in the calendar year just ended.

(c)	By April 1 of each calendar year following the year during which the Lease Term begins, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs for the previous calendar year, and Landlord shall notify Tenant of the actual amount of the Excess owing by Tenant to Landlord, which statement shall show the calculations used to derive the amount of the Excess. Tenant agrees to pay Landlord promptly, with the next monthly rental payment, as additional rent, all Excess which has not been previously paid as estimated Excess. If for any calendar year additional rent collected for the prior year, as a result of Landlord’s estimate of Excess, is greater than the additional rent actually due during such prior year, then Landlord shall refund to Tenant any such overpayment or, at Landlord’s option, apply such amount against rentals thereafter coming due under the Lease.

1. Every statement given by Landlord pursuant to paragraph (c) of this Paragraph 6 shall be conclusive and binding upon Tenant unless within 90 days after the receipt of such statement (the “Dispute and Audit Period”) Tenant shall notify Landlord (a “Dispute Notice”) that it disputes the correctness thereof, specifying, subject to Tenant’s audit rights set forth below, the particular respects in which the statement is claimed to be incorrect. Following Landlord’s receipt of a Dispute Notice, Landlord and Tenant shall have a period of forty-five (45) days in which to discuss the matters raised in such Dispute Notice and reach agreement on a resolution thereof. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay the amounts due in accordance with Landlord’s statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall within thirty (30) days after final resolution of the dispute pay Tenant the amount of Tenant’s overpayment of such amounts resulting from compliance with Landlord’s statement.

2. Provided Tenant notifies Landlord in accordance with the terms of paragraph 1. above that Tenant disputes a statement received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant’s sole cost and expense, provided Tenant utilizes a Certified Public Accountant (the “CPA”) compensated solely on an hourly basis, upon at least thirty (30) days prior notice to Landlord at any time during regular business hours to audit, review and photocopy Landlord’s records pertaining to Basic Costs for the immediately previous calendar year only. Tenant shall complete the audit and present any disputed charges to Landlord, in writing, within the Dispute and Audit Period. If, following Landlord’s receipt of the audit and any disputed charges (the “Report Date”), Landlord disputes the findings contained therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant, which shall in turn jointly select a third independent Certified Public Accountant (the “Third CPA”). The Third CPA, within thirty (30) days of selection, shall, at Tenant’s sole expense, audit the relevant records and certify the proper amount within. That certification shall be final and conclusive. If the Third CPA determines that the amount of the Excess billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Third Party CPA’s decision, without interest. Tenant agrees to keep all information thereby obtained by Tenant confidential and to obtain the agreement of its CPA and Third CPA to keep all such information confidential. Tenant shall provide a copy of such CPA agreements to Landlord promptly upon request.

7. Late Payments. Tenant shall pay, as a late charge in the event any installment of Base Rental, additional rent, or other charge to be paid by Tenant hereunder is not paid when due, an amount equal to five percent (5%) of the amount due for each and every 30-day period that said amount remains unpaid (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Landlord under the circumstances). Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity. In the event that Landlord imposes a late charge, it shall provide written notification thereof within thirty (30) days following the imposition of such charge. Landlord shall, before imposing the late charge, give Tenant written notice and a period of five (5) business days to cure two (2) times in each calendar year.

8. Occupancy and Use.

(a)	Tenant shall use and occupy the Premises for general office purposes and for no other use or purpose without prior written consent of Landlord.

(b)	Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Tenant shall not use the Premises or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes, or for any business, use or purpose which is, in Landlord’s sole but reasonable judgment, disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises.

9. Hazardous Substances. Tenant shall not use or permit the use of the Premises for the storage, treatment, use, production or disposal of any hazardous substances or hazardous waste (as those terms are defined under CERCLA or RCRA or any other applicable federal, state or local environmental protection laws), herein “Hazardous Substances.” Notwithstanding the foregoing, Tenant may maintain reasonable quantities of standard office and cleaning supplies in the Premises, for its own use within the Premises, in a manner compliant with all applicable law and regulation. Tenant shall promptly notify Landlord of its receipt of any notice of a violation of any such law, standard or regulation. The use, generation, storage, release, threatened release, discharge, disposal or presence on or about the Premises of any Hazardous Substances by Tenant, Tenant’s agents or any sublessee or assignee occupying all or part of the Premises shall be an immediate event of default under this Lease. Tenant does hereby indemnify and hold Landlord harmless from and against any and all damage to any property, penalties, expenses, claims, losses or liabilities or injury to or death of any person as a result of Tenant’s violation of the foregoing provision. Tenant’s indemnity shall include the obligation to reimburse Landlord for any and all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord, its agents or employees as a result of Tenant’s violation. This Paragraph 9 does not impose upon Tenant liability for any Hazardous Substances in the Building or the Premises not introduced by, through or under Tenant.

10. Compliance with Laws. Tenant shall, at Tenant’s sole expense, (i) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, including, without limitation, the Americans With Disabilities Act, (ii) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant’s occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant’s obligations hereunder or by or through other fault of Tenant, (iii) comply with all insurance requirements applicable to the Premises and (iv) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant’s failure to comply with its obligations under clauses (i), (ii) or (iii) above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

11. Service and Utilities.

(a)	Landlord shall maintain the Service Areas and Common Areas of the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act or negligence of Tenant, which damage shall be repaired by Landlord at Tenant’s expense. In the event Tenant requires or needs to have one or more separate systems of either heating, ventilating, air-conditioning or other similar systems over and above that provided by Landlord, the installation, care, expense, and maintenance of each such system shall be borne by and paid for by Tenant.

(b)	Provided the Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and the rules and regulations of the Building, Landlord agrees to furnish to the Premises during ordinary business hours (7 a.m.–6 p.m. M-F; 8 a.m.–1 p.m., Sat.) of generally recognized business days, to be determined by Landlord (but exclusive, in any event, of Sundays and legal holidays: (i) heat and air-conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises; (ii) janitorial services during the times and in the manner that such services are, in Landlord’s judgment, customarily furnished in comparable office buildings in the immediate market area, five days per week (except fewer days if the Building is closed due to a recognized holiday) except that, if Tenant’s floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefor by Landlord; (iii) elevator service; (iv) electricity; and (v) water for drinking and lavatory purposes. Landlord will furnish HVAC service to the Premises outside of ordinary business hours in accordance with the prior notifications procedures then generally in place for the Building at Landlord’s then generally applicable after hours rate which is, as of the date hereof $45.00 per hours.

(c)

Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, including without limitation, electronic data processing machines and machines using excess lighting or current which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or with water pipes, any apparatus or devise for the purpose of using electrical current or water. If Tenant in Landlord’s judgment shall require water or electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space (it being understood that such an excess may result from the number of fixtures, apparatus and devices, the hours of use, or any combination of such factors), Tenant shall first procure the consent of Landlord, which Landlord may in its discretion withhold, to the use thereof, and Landlord may cause a special meter to be installed in the Premises, at Tenant’s expense, so as to measure the amount of water, electric current or other resource so consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resources so consumed.

(d)	Landlord shall not be liable to Tenant or to any person, firm, corporation, or other business association claiming by, through or under Tenant for :(i) failure to furnish or for delay in furnishing any service provided for in this Lease, and no such failure or delay by Landlord shall be an actual or constructive eviction of Tenant nor shall any such failure or delay operate to relieve Tenant from the prompt and punctual performance of each and all of the covenants to be performed hereunder by Tenant; (ii) any latent defects in the Premises or Building; (iii) defects in the cooling, heating, electric, water, elevator, or other apparatus or systems or for water discharged from sprinkler systems, if any, in the Building; (iv) the limitation, curtailment, rationing or restricting of use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building; (v) for Landlord’s reasonable voluntary cooperation with the efforts of national, state or local government agencies or utilities suppliers in reducing energy or other resource consumption. The foregoing does not, however, exculpate Landlord from its gross negligence, willful misconduct, or breach of its express obligations under this Lease.

(e)	Any sums payable under this Paragraph 11 shall be considered additional rent and shall be added to any installment of Base Rental thereafter becoming due, and Landlord shall have the same remedies for payment of such sums as for a default in the payment of Base Rental.

(f)	Tenant shall not provide any janitorial services without Landlord’s written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be Tenant’s sole responsibility and at Tenant’s sole risk.

(g)	Access to the Building may be regulated during other than normal business hours in such manner as Landlord deems appropriate. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages or injuries done by unauthorized persons on the Premises or in the Building and neither shall Landlord be required to insure against such losses. Tenant shall cooperate fully in Landlord’s efforts to regulate access to the Building. Landlord has installed a card key access system for the Building and related parking deck. Landlord shall not unreasonably withhold its consent to Tenant’s proposed plans and specifications to install its own security card-key access system for the Premises and to connect such system through the Building’s system provided, however, that any such work shall be at Tenant’s sole cost and expense and shall not in any respect be permitted to impair the utility of the system that services the Building outside of the Premises.

12. Improvements on Premises. All installations and improvements now or hereafter placed on the Premises other than Building Standard Improvements shall be made by Landlord at Tenant’s election, for Tenant’s account and at Tenant’s cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord in advance as additional rent.

13. Graphics. Landlord shall provide and install, at Tenant’s cost, all letters and numerals on doors in the Premises, all such letters and numerals shall be in the standard graphics chosen by Landlord for the Building and no others shall be used or permitted on the Premises without Landlord’s prior written consent.

14. Care of Premises. Tenant agrees not to commit any waste or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up to the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear and damage by casualty and such items that are Landlord’s responsibility under this Lease excepted.

15. Alterations. Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof, without the prior written consent of Landlord; and any such alterations, additions, or improvements in, on, or to said Premises, except for Tenant’s movable furniture and equipment, shall immediately become Landlord’s property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of any such alterations, additions, or improvements by Tenant, the same shall be made by Tenant, at Tenant’s sole cost and expense, in accordance with all applicable laws, ordinances, and regulations and all requirements of Landlord’s and Tenant’s insurance policies, and in accordance with plans and specifications approved in writing by Landlord, and any contractor or person selected by Tenant to make the same, and all subcontractors must first be approved in writing by Landlord.

16. Repair. By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair. Tenant shall at all times during the term hereof, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements, and such matters that are Landlord’s responsibility under this Lease. Should Tenant fail to make any repairs or replacements required of it hereunder promptly, Landlord may at its option make such repairs and replacements and Tenant shall pay the cost thereof to Landlord as additional rent.

17. Parking. During the Lease Term, Tenant shall have the nonexclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas not to exceed the number of parking spaces set forth in the Lease summary in Paragraph 1, driveways, and footways located on the Property, subject to such rules and regulations for the use thereof as may be prescribed from time to time by Landlord. The cost of such parking is included in the Base Rental.

18. Re-Entry by Landlord. Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, and upon reasonable prior notification to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of non-responsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part or to which access is conveniently made through the Premises, without abatement of rent, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures and equipment in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof; Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevator, stairs, toilets, or other public parts of the Building and to change the name, number of designation by which the Building is commonly known. Landlord acknowledges that Tenant’s server area and other portions of the Premises may be subject to security procedures established by Tenant, and Landlord agrees to cooperate with reasonable requirements of Tenant, such as prior notice and the requirement that an employee of Tenant accompany Landlord, except, however, that any such restrictions shall not be applicable in emergencies.

19. Assignment and Subletting.

(a)	Tenant shall not, without the prior written consent of Landlord, (i) sell, assign, convey, mortgage, pledge, encumber or otherwise transfer this Lease or any interest herein (whether voluntarily, by operation of law, or otherwise), (ii) sublet the Premises or any portion thereof, or (iii) permit any one other than Tenant to occupy or use the Premises or any portion thereof; and any attempt to consummate any of the foregoing without Landlord’s written consent shall be void. Landlord shall not unreasonably withhold its consent to such assignment or sublease if Tenant submits reasonable evidence to demonstrate that the proposed subtenant or assignee has the financial capacity to perform under the subject sublease or assignment, that it’s use and character are reasonably suitable for the Building, that it is not barred by any then applicable use restriction, and that it is not a current tenant of the Building or a party with whom Landlord has dealt with in the previous three (3) month period to lease premises in the Building; the foregoing restriction on Tenant’s dealing with Landlord’s current or prospective tenants shall not be applicable, however, if Landlord does not have premises of sufficient square footage available in the Building to accommodate the space requirements of Tenant’s prospective subtenant or assignee. Notwithstanding the foregoing requirement of Landlord’s consent, Tenant may assign its right, title and interest under this Lease to any Affiliate (as hereinafter defined) without the consent of Landlord. For the purposes of this Section 19(a), “Affiliate” shall mean any person or entity that controls, is controlled by or is under common control with Tenant. An entity shall be presumed to have control when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of Tenant, whether through ownership of voting securities, or otherwise. In the event of any assignment to an Affiliate, Landlord shall be given written notice thereof, together with a reasonable description of how such party qualifies as an Affiliate and evidence that such Affiliate has obtained the insurance required to be maintained by Tenant hereunder. In addition, notwithstanding anything herein to the contrary, Tenant shall be permitted to assign this Lease to any entity which acquires all of Tenant’s assets and liabilities or with which Tenant is merged or consolidated, subject to Tenant’s obligation to give Landlord written notice of such transaction together with evidence of the successor entity’s insurance required under this Lease.

(b)

If at any time during the term of this Lease Tenant desires to sublet all or part of the Premises or to assign this Lease, Tenant shall submit such request to Landlord in writing, together with a copy of the proposed assignment or sublease and such additional information concerning the proposed assignee or sublessee as may be requested by Landlord for Landlord’s review. If Landlord, in its discretion, approves in writing the terms of the proposed assignment or sublease and the proposed assignee or sublessee, but a fully executed counterpart of such assignment or sublease is not delivered to Landlord within thirty (30) calendar days after the date of Landlord’s written approval, then Landlord’s approval of the proposed assignment or sublease shall be automatically withdrawn and shall be deemed null and void. As a condition to Landlord’s prior written consent as provided for in this Paragraph 19, the assignee or subtenant shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord promptly after execution an executed copy of said sublease or assignment and an agreement of said compliance by each sublessee or assignee, Landlord’s consent to any assignment or subletting shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any other or subsequent assignment or subletting. Tenant agrees to pay to Landlord, on demand, reasonable costs incurred by Landlord in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant. Tenant shall not sublease any portion of the Premises to another tenant in the Building.

(c)	Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no assignee or sublessee may exercise any expansion option, right of first refusal option, or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord.

(d)	Any transfer after the date hereof, whether to one or more persons or entitles and whether at one or more different times, of a controlling interest in Tenant (whether Tenant is a corporation, partnership, or other entity), whether voluntarily, by operation of law, or otherwise, shall be deemed an assignment of this Lease within the meaning of this Paragraph 19.

(e)	If, with the consent of the Landlord, this Lease or any interest therein is assigned or the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rental and additional rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed (i) a waiver of any of Tenant’s covenants contained in this Lease, the acceptance by Landlord of the assignee, subtenant, or occupant as Tenant, or (ii) a release of Tenant from further performance by Tenant of its covenants under this Lease.

(f)	If this Lease is assigned or the Premises or any part thereof is sublet or occupied by anyone other than Tenant, then Tenant shall pay to Landlord, in addition to any other amounts owing hereunder, all compensation received by Tenant from such assignee or subtenant with respect to such assignment or subletting, over and above the amount of Base Rental, additional rent or other sums owing under this Lease, whether such additional compensation to Tenant is in the form of a lump sum payment, monthly payment or otherwise; such additional compensation or any installment thereof shall be payable by Tenant to Landlord as and when received by Tenant, and Tenant hereby assigns all rights it might have or ever acquire in any such additional compensation to Landlord.

20. Discharge of Liens. Tenant shall discharge of record by bond or otherwise within ten (10) days following the filing thereof any mechanic’s or similar lien filed against the Premises, the Building or the Property for work or materials claimed to have been furnished to or for the benefit of Tenant and/or the Premises; provided, however, that Tenant shall have no responsibility with respect to any mechanic’s or similar lien filed against the Premises or the Building for work or materials furnished by or at Landlord’s request, if Tenant is current in the payment of all obligations owed Landlord. If Tenant shall fail to cause such lien or claim of lien to be so discharged or bonded within such period, in addition to any other right or remedy it may have, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by procuring the discharge of such lien or claim by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien or claim by the lienor or claimant and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs, and allowances. Tenant shall pay as additional rent on demand from time to time any sum or sums so paid by Landlord, including, but not limited to, attorneys’ fees in processing such discharge or in defending any such action.

21. Insurance.

1.	“Special Form” property insurance insuring the Leasehold Improvements, Tenant’s interest in the Premises and all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies, property in the course of construction, repair, or alteration and any other personal property, leasehold improvements and alterations (“Tenant’s Property”), in an amount equal to the full replacement value. It is understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property;

2.	Business Interruption insurance on a “Special Form” policy in an amount necessary to cover the clients loss of income, continuing expenses, and extra expenses during period of interruption or attributable to the prevention of access to the Premises by civil authority; and sufficient to reimburse Tenant for Rent in the event of a casualty to, or temporary taking of, the Building or the Premises;

3.	Commercial general liability insurance written on an occurrence basis including personal injury, bodily injury, broad form property damage, operations hazard, , contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant’s indemnities set forth herein, and products and completed operations liability, in limits not less than $1,000,000.00 inclusive per occurrence and $2,000,000 annual aggregate, Said policy to contain no special exclusions for construction or sub-contractors work. Limits required beyond $1 Million may be satisfied with an excess liability policy.

4.	Worker’s Compensation and Employer’s Liability insurance, with a waiver of subrogation endorsement, in form and amount as required by applicable law. Employers Liability limits sufficient to be covered by umbrella;

5.	Auto Liability or Hired/Non-owned auto liability if no owned autos for $1,000,000;

6.	Damage to property you rent coverage in the amount of $1,0000,000; and

7.	Excess Liability/Umbrella Policy providing at least $5,000,000 liability coverage in excess of those limits for coverages stated above.

8.	Any other form or forms of insurance or any changes or endorsements to the insurance required herein as may reasonably be required by Landlord, or any mortgagee or lessor of Landlord may reasonably require, from time to time, but in no event will Landlord require coverages or amounts more that typically required by landlords of typical buildings in the Duluth, Georgia market.

9.	Tenant shall have the right to include the insurance required by Paragraph 21(a) (1)-(7) under Tenant’s policies of “blanket insurance.” All liability insurance policies of insurance or certificates thereof shall include Landlord, Landlord’s manager, and all mortgagees and lessors of Landlord shall (which mortgagee is, as of the date hereof, Massachusetts Mutual Life Insurance Company, and Tenant shall receive written notice of any successor thereto before being required to name such successor), of which Tenant has been notified, additional insureds, all as their respective interest may appear. All such policies or certificates shall be issued by insurers admitted in the state of Georgia and have an A. M. Best rating of A-VII or better. Tenant shall deliver to Landlord certificates of insurance and evidence of property insurance annually by the Commencement Date. All policies of insurance shall be primary and non-contributory to insurance carried by Landlord. All such policies and certificates shall contain an agreement by the insurers that the Landlord and any mortgagee or lessor of Landlord shall be notified in writing, not less than forty-five (30) days before cancellation, including cancellation for nonpayment of premium, or other termination of coverage at this location if a master policy and shall include a clause or endorsement denying the insurer any rights or subrogation against Landlord. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Premises or the Property by or from any cause whatsoever, including, without limitation, any such injury or damage caused or occasioned by or resulting from (i) water leakage of any charger from the roof, walls, basement or other portions of the Premises or the Building, (ii) gas, fire or explosion of the Premises or the Building, (iii) theft, mysterious disappearance, burglary, or loss of any property of Tenant whether from the Premises or any part of the Building, (iv) acts of or disturbances or interference by third persons, including other tenants, (v) acts or omissions to act, whether criminal, negligent, or otherwise, of independent contractors (including security guards and janitorial staff), other tenants, or third parties, (vi) acts of God, public enemy, injunction, riot, strike, vandalism, insurrection, war, casualty, court order, requisition, or order of governmental body or authority and (vii) any other cause beyond the control of Landlord. Further, Landlord shall not be liable for any damage or inconvenience which may arise through repair or alteration of any part of the Building, Exterior Common Areas, or Premises.

(b)	Landlord shall insure the Building against damage for the full replacement cost with casualty and commercial general liability insurance, all in such amounts and with such deductible as Landlord reasonably deems appropriate. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant’s Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

(c)	Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of casualty insurance or other insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord’s casualty and liability insurer. If any invalidation of coverage or increase in the rate of casualty insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such amount shall be considered additional rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

22. Waiver of Subrogation / Indemnity.

(d)	Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage,

“Special Form” or similar policies covering real property or personal property (or which would have been covered if Landlord or Tenant was carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation or, any other waiver or release contained in this Lease. Written notice of the terms of the above mutual waivers shall be given to the insurance carriers of Landlord and Tenant and the parties’ insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.

(e)	Tenant hereby agrees to hold harmless and indemnify Landlord for any claims of bodily injury(including death) and/ or property damage to Tenant, Tenant’s officer’s, employees, contractors, sub-contractors, vendor’s, clients, or invitees unless such loss is due to the sole negligence of the Landlord or Landlord’s breach of the express provisions of this Lease.

23. Damage by Fire, Etc.

(a)	If the Building or any portion thereof is damaged or destroyed by any casualty to the extent that, in Landlord’s reasonable judgment, (i) repair of such damage or destruction would not be economically feasible, or (ii) the damage or destruction to the Building cannot be repaired within two hundred seventy (270) days after the date of such damage or destruction, or if the proceeds from insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord’s option, to terminate this Lease by giving Tenant notice of such termination, within sixty (60) days after the date of such damage or destruction.

(b)	If the Premises or any portion thereof is damaged or destroyed by any casualty against which Tenant is required to be insured under Paragraph 21, and if, in Landlord’s reasonable opinion, the Premises cannot be rebuilt or made fit for Tenant’s purposes within one hundred eighty (180) days after the date of such damage or destruction, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving the other written notice, within sixty (60) days after such damage or destruction. If the proceeds from the insurance Tenant is required to maintain pursuant to Paragraph 21 hereof (or the amount of proceeds which would have been available if Tenant was carrying such insurance) are insufficient to repair such damage or destruction, then Landlord shall have the right, at its option, to terminate this Lease by giving Tenant written notice, within sixty (60) days after such damage or destruction.

(c)	In the event of partial destruction or damage to the Building or the Premises which is not subject to Paragraph 23(a) or 23(b) or which is subject to Paragraph 23(a) or 23(b) but the applicable party (or parties) does not elect to terminate the Lease, but which renders the Premises partially but not wholly untenantable, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which, in Landlord’s reasonable opinion, cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure (as defined in Paragraph 38) or to Tenant Delay and to the extent and availability of insurance proceeds, restore the Premises to as near the same condition as existed prior to such partial damage or destruction, provided that Tenant pays to Landlord Tenant’s insurance proceeds as required in Paragraph 15.5. In no event shall Rent abate or shall any termination occur if damage to or destruction of the Premises is the result of the gross negligence or willful act of Tenant, or Tenant’s agents, employees, representatives, contractors, successors, assigns, licensees or invitees.

(d)	If the Building or the Premises or any material portion thereof is destroyed by fire or other causes at any time during the last year of the Term, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease effective as of the date of casualty by giving written notice to the other within sixty (60) days after the date of such destruction.

(e)	Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. If Landlord is required by this Lease or by any mortgagee or lessor of Landlord to repair or if Landlord undertakes to repair, Tenant shall pay to Landlord that amount of Tenant’s insurance proceeds (or the amount which would have been received by Tenant if Tenant was carrying the insurance required by this Lease) which insures such damage as a contribution towards such repair, and Landlord shall use reasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant’s occupancy.

(f)	In the event of termination of this Lease pursuant to Paragraphs 23(a), (23(b), or 23(d), then all rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

24. Condemnation. If any substantial part of the Premises shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof (any of the foregoing being referred to as a “taking”), this Lease shall terminate when the physical taking shall occur in the same manner as if the date of such physical taking were the date originally fixed in this Lease for the expiration of the term hereof; provided, however, that in no event shall a partial taking of less than twenty percent (20%) of the Rentable Area of the Premises give rise to an option on Tenant’s part to terminate this Lease.

In the event of a partial taking which does not result in this Lease being terminated, the Base Rental shall be adjusted in proportion to the percentage of the Rentable Area of the Premises so taken. In the event any such taking, in Landlord’s judgment, would prevent or materially interfere with the use of the Building or the Premises for the purpose for which it is then being used, or would render the Landlord’s continued use or leasing of the Building economically or physically unfeasible, Landlord shall have the right to terminate this Lease by written notice to Tenant. In the event of any termination of this Lease pursuant to this Paragraph 24, any Base Rental or additional rent pay by Tenant for any period following the date of such termination shall be refunded to Tenant. Tenant shall not share in the condemnation award or payment in lieu thereof or in any award for damages resulting from any such taking, the same being hereby assigned to Landlord by Tenant; provided, however, that Tenant may separately claim and receive from the condemning authority, if legally payable, compensation for Tenant’s removal and relocation costs and for Tenant’s loss of business and/or business interruption.

25. Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease:

(a)	Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the Base Rental or additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due; or

(b)	Tenant shall fail to comply with any term, provision or covenant of this Lease, other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within thirty (30) days if Tenant has promptly commenced and continuously attempted to cure (but the cure period shall be not more than two (2) business days (but shorter to the extent required for emergencies or hazardous conditions) if the default involves a hazardous condition, Tenant’s failure to maintain insurance, or any emergency) after written notice thereof to Tenant; or

(c)	Tenant shall vacate or abandon any substantial portion of the Premises, even though Tenant continues to pay the stipulated monthly rent provided, however, that it shall not be an event of default if Tenant vacates the Premises after first giving Landlord written notice of its intension to do so, along with written notice of a notice address separate from the Premises and if, after vacating the Premises, Tenant abides by each of its covenants and obligations under this Lease; or

(d)	Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession; or

(e)	Tenant’s interest in the Lease or the Premises shall be subjected to any attachment, levy, or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within thirty (30) days after entry thereof; or

(f)	A receiver shall be appointed to take possession of all or substantially all of the assets of Tenant, Tenant shall make an assignment for the benefit of creditors, or Tenant shall take or suffer any action under any insolvency, bankruptcy or reorganization act (it being expressly agreed that in no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings).

26. Landlord’s Remedies. Upon the occurrence of any events of defaults described in Paragraph 25 or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a)	Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

(b)	Upon any termination of this Lease or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law (but only to the extent permitted under Georgia law) and to repossess the Premises and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damages resulting therefrom, whether in contract or tort or otherwise, Tenant hereby waiving any right to claim damage, whether in contract or tort or otherwise, for such re-entry and expulsion, and without relinquishing Landlord’s rights to rent or any other right given to Landlord hereunder or by operation of law.

(c)

Upon termination of this Lease, Landlord shall be entitled to recover, on the date of termination, all Base Rental and additional rent hereunder and other sums due and payable by Tenant on the date of termination, plus the sum of (i) liquidated damages in an amount equal to the future Base Rental and additional rent hereunder, and other sums provided herein to be paid by Tenant for the remainder of the Lease Term, discounted to present value on the basis of interest calculated at 5 percent per annum, less any amounts actually realized by Landlord in reletting the Premises after taking into account all expenses and time necessary to obtain a replacement tenant or tenants, including, without limitation, broker’s commissions, recovery of the Premises, preparation for reletting and for reletting itself, if any; (ii) the unamortized cost of all work performed on the Premises by Landlord in preparing the Premises for occupancy by Tenant; and (iii) the cost of performing any other covenants which would have otherwise been performed by Tenant. Tenant expressly agrees that Landlord is under no obligation to find a replacement tenant or to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting upon termination and Tenant expressly waives and renounces any defenses it may have under Georgia law relating to mitigation of damages and expressly agrees and covenants that Landlord’s action or inaction with respect to the reletting of the Premises do not in any way constitute a failure to mitigate damages or any other diminution of any damages which Landlord is entitled to recover pursuant to this paragraph.

(d)	Upon termination of Tenant’s right to possession without termination of the Lease, and to the full extent permitted under Georgia law: (i) Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (b) above, without such entry and possession terminating the Lease or releasing Tenant, in whole or part, from any obligation including Tenant’s obligation to pay the Base Rental and additional rent hereunder for the full Lease Term. In such case, Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the Base Rental and additional rent hereunder for the remainder of the Lease Term plus any other sums provided herein to be paid by Tenant for the remainder of the Lease Term; (ii) Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character and use made of the Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting, provided that Landlord shall use commercially reasonable efforts to relet under the foregoing conditions and limitations, it being understood that in no event will Landlord be required to use more than its typical marketing efforts nor shall, if Landlord has other premises in the Building available to lease, shall Landlord be required to favor the Premises, and Landlord shall be permitted to lease all other available premises before leasing the Premises. In any such case, Landlord may make repairs, alterations in or to the Premises, and redecorate same, to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses for reletting including, without limitation, any broker’s commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all Base Rental and additional rent hereunder and other sums reserved in this Lease for the remaining term hereof, together with the cost or repairs, alterations, additions, redecorating, and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including attorney’s fees and broker’s commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this subparagraph (d) from time to time.

(e)	In the event of any default in the payment of any installment when due, or upon any amount falling due pursuant to this paragraph, (or for any other breach of any other provisions of this Lease), Tenant agrees to pay Landlord the actual attorneys’ fees incurred by Landlord in the collection of any such amounts paid after expiration of any application grace or cure period, including any and all costs and expenses of litigation.

Pursuit of any of the remedies provided in this Paragraph 26 shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of a violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default. Without limiting the foregoing, to the extent permitted by law, Tenant hereby: (i) appoints and designates the Premises as a proper place for service of process upon Tenant, and agrees that service of process upon any person apparently employed by Tenant upon the Premises or leaving process in a conspicuous place within the Premises shall constitute a personal service of such process upon Tenant (provided, however, Landlord does not hereby waive the right to serve Tenant with process by any other lawful means); (ii) expressly waives any right to trial by jury; (iii) expressly waives the service of any notice under any existing or future law of the State of Georgia applicable to landlords and tenants; (iv) expressly consents to the personal jurisdiction of the courts of the State of Georgia; and (v) expressly waives the defense of failure to mitigate damages or any other defense which would constitute a diminution of any remedies or damages to which Landlord is entitled hereunder.

In no event shall Tenant have the right to terminate or rescind this Lease as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. Tenant hereby waives such remedies of termination and recission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the holder of any deed to secure debt or similar instrument encumbering the Building, notice of and a reasonable time to cure any default by Landlord.

27. Quiet Enjoyment. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the Base Rental and additional rent hereunder and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations of this Lease because of such interferences or disturbances.

28. Surrender of Premises.

(a)	At the end of the term or any renewal thereof or other sooner termination of this Lease, the Tenant will peaceably deliver up to the Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions as received or first installed, ordinary wear and tear, damage by fire, earthquake, act of God or the elements alone excepted. Tenant shall, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant’s sole cost, title to which shall be in name of Tenant until such termination, repairing any damage caused by such removal. Property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord. Upon request by Landlord, Tenant shall remove, at Tenant’s sole cost, any or all permanent improvements or additions to the Premises installed by or for the account of Tenant and all movable furniture and equipment belonging to Tenant which may be left by Tenant and Tenant shall repair any damage resulting from such removal and restore the Premises to its original condition provided, however, that Landlord shall give Tenant written notification of the improvements that must be removed under Paragraph 2 of Exhibit “B” hereto at the time of Landlord’s approval of such drawings and, with respect to subsequent alterations, at the time of Landlord’s consent to such alteration, Any and all property which Tenant fails to remove from the Premises or the Building upon termination of this Lease may be handled, removed and stored by or at the direction of Landlord, at the sole risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.

(b)	The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it if any or all such subleases or subtenancies.

29. Subordination and Attornment.

(a)	This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any deed to secure debt or similar instrument which may now or hereafter encumber Landlord’s title in and to the Building and to any modifications, renewals, consolidations, extensions, or replacements thereof. Landlord shall, however, use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement in its lender’s standard form in favor of Tenant.

(b)	Subparagraph (a) above shall be self-operative, and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant shall, within five (5) business days following Landlord’s written notice, at any time or times, execute, acknowledge, and deliver to Landlord or the holder of any such deed to secure debt or similar instrument, without expense, such instruments as may be reasonably requested by Landlord or such holder to evidence the subordination of this Lease and all rights hereunder to the lien of any such deed to secure debt or similar instrument, and each renewal, modification, consolidation, replacement, and extension thereof, and if Tenant shall fail at any time, within ten (10) days following the giving of a written request therefore to execute, acknowledge, and deliver any such instrument, Landlord in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Tenant and in Tenant’s name, place, and stead, and Tenant hereby irrevocably makes, constitutes, and appoints Landlord and its successors and assigns, such attorney-in-fact for that purpose.

(c)

If the holder of any deed to secure debt or similar instrument encumbering Landlord’s title in and to the Building shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, at the option of such holder, attorn to and recognize such successor as Tenant’s landlord under this lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, and Tenant hereby irrevocably appoints Landlord or such holder the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant should Tenant refuse and fail to do so within ten (10) days after Landlord or such holder shall have given notice to Tenant requesting the execution and delivery of such instrument. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant, subject to all of the then executory terms, covenants, and conditions of this Lease.

30. Tenant Estoppel Letter. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a Tenant Estoppel Letter substantially in the form attached hereto as Exhibit “C” and made a part hereof (and modified from time to time by Landlord as required for any change in the lender entity), indicating thereon any exceptions thereto which may exist at that time. Failure of the Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgement by Tenant that the statements included in Exhibit “C” are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 30 may be relied upon by Landlord or by any lender, purchaser or prospective purchaser of the Building or the Property or anyone else to whom Landlord may provide said letter.

31. Waiver. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant or condition contained herein.

32. Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rent or a measure of Landlord’s damages in case of default by Tenant. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Landlord shall be entitled to commingle the Security Deposit with other funds of Landlord, and the Security Deposit shall not be deemed to be held in trust by Landlord for Tenant or any other person. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant or Tenant’s last permitted assignee at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease (including, without limitation, the obligations of Tenant to maintain and repair the Premises) have been fulfilled. On the occurrence of any events of default as described in the Lease, said Security Deposit shall become due and payable to Landlord. If the Building is conveyed by Landlord, said Security Deposit may be paid over to Landlord’s successor and, if so, Tenant hereby releases Landlord from any and all liability with respect to said Security Deposit and its application or return. The Security Deposit shall not be assigned or encumbered by Tenant without the written consent of Landlord and such assignment or encumbrance without Landlord’s consent shall be void.

(a)

Tenant’s Security Deposit shall be in the form of a clean, irrevocable and unconditional letter of credit payable at sight in a form acceptable to Landlord in its sole discretion (“Letter of Credit”), which Letter of Credit shall be tendered by Tenant to Landlord on or before the date of this Lease. and shall be in the form of the letter of credit attached hereto as Exhibit “E”. The Letter of Credit shall be issued by a bank or financial institution and branch, all approved by Landlord in its sole discretion (hereinafter referred to as the “Bank”) in favor of Landlord, as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. Landlord hereby approves Wells Fargo Bank as the issuer of the Letter of Credit. Provided that Tenant is not in default under this Lease beyond any applicable grace or cure period on each annual anniversary of the issuance of the Letter of Credit, the amount of the Letter of Credit may be reduced by the amount of Twenty-Five Thousand and 00/100 ($25,000.00) on the first day of the sixteenth (16th) month following the Commencement Date, and each twelve (12) months thereafter. The Letter of Credit shall have a term which expires no sooner than forty-five days after the Expiration Date, or Tenant may deliver a one (1) year unconditional and irrevocable Letter of Credit which by its terms automatically, for the remainder of the Term, renews for successive one (1) year periods unless the Bank provides no less than thirty (30) days written notice to Landlord that such Letter of Credit shall not be renewed, in which event Landlord shall have the right to draw down the entire amount of the Letter of Credit unless Tenant substitutes, prior to the expiration of such letter of Credit, a new Letter of Credit which meets the requirements of this Paragraph 32. The Letter of Credit shall permit multiple drawings and be fully transferable by Landlord without the payment of any fees or charges by Landlord. If Tenant defaults in respect of any of the terms, conditions or provisions of this Lease including, but not limited to, the payment of Rent, and Tenant fails to cure any such default after any required notice and within any applicable cure period hereunder or if Landlord receives a notice that the Letter of Credit shall not be renewed, (i) Landlord shall have the right to require the Bank to make payment to Landlord or its designee of the entire proceeds of the Letter of Credit required to cure such default, and (ii) Landlord may, at the option of Landlord (but Landlord shall not be required to) apply or retain the whole or any part of such sum so paid to it by Tenant or the Bank to the extent required for the payment of any Rent or any other sum as to which Tenant is in default, and any damages to which Landlord is entitled pursuant to the Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and (iii) Landlord or any Superior Mortgagee shall hold the remainder of such sum paid to it by the Bank or Tenant, if any, for Landlord’s benefit, as security for the faithful performance and observance by Tenant of the terms, covenants, and conditions of this Lease on Tenant’s part to be observed and performed, with the same rights as hereinabove set forth to apply or retain the same in the event of any further default by Tenant under this Lease. If Landlord applies or retains any part of the proceeds of the Letter of Credit, Tenant shall, within five (5) business days after demand from Landlord, restore the Letter of

Credit to its original amount and deliver it to Landlord or its designee the so that Landlord or its designee shall have the full Letter of Credit on hand at all times during the Term of this Lease (and any extension). Tenant’s failure to do so within ten (10) days of receipt of such demand shall constitute a breach of this Lease. Landlord shall, at the expiration or earlier termination of this Lease (provided that such earlier termination was not the result of Tenant’s default that exhauster the Letter of Credit), return the Letter of Credit to Tenant (but subject to offset by any draws made by Landlord as of such date or permitted under this Lease.)

(b)	In the event of a transfer, sale or lease of Landlord’s interest in the Building, Landlord shall transfer or cause to be transferred either the cash or Letter of Credit or any sums collected thereunder by Landlord, together with any other sums then held by Landlord or its designee as such security, to the transferee, vendee or lessee; Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit, and Landlord thereupon shall be released by Tenant from all liability under this Paragraph. Tenant agrees to look solely to the new landlord for the return of the cash or Letter of Credit or any sums collected thereunder and any other security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or any sums collected thereunder and any other security to a new landlord. Tenant further covenants that it shall not assign or encumber, or attempt to assign or encumber, any part of such security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or such cash security held by Landlord. Recourse by Landlord to the Letter of Credit or such security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity.

(c)	In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit except as same may have been applied by Landlord in accordance with this Lease, shall be returned to Tenant promptly after the expiration of this Lease.

33. Notices.

Whenever any notice, demand or request is required or permitted hereunder, such notice shall be sent by United States Mail, registered, postage pre-paid, or by a commercial mail service with delivery confirmed by receipt or, if by hand delivery, with confirmation delivery as described above to the address set forth below:

Tenant:	Before the Commencement Date	From and after the Commencement Date:
	3101 Park Boulevard	3700 Crestwood Parkway, Suite 300
	Palo Alto, California 94306	Duluth, GA 30096

With a copy to:
3101 Park Boulevard
Palo Alto, California 94306

Landlord:	Parmenter GCC LP, LLLP	Parmenter GCC LP, LLLP
	c/o Parmenter Realty Partners 3700 Crestwood Parkway	c/o Parmenter Realty Partners
	Suite 180	1111 Brickell Avenue
	Duluth, GA 30096	Miami, Florida 33131
Attn: Asset Management

With a copy of notices to Landlord to:

MassMutual

c/o Babson Capital Management LLC

Attention: Asset Manager

1919 M Street, NW

Suite 300

Washington, DC 20036

Any notice, demand or request which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notices, demands or requests are hand-delivered in person or (ii) on the third day after the mail of such notices, demands or requests in accordance with the preceding portion of this Paragraph 33.

Either Landlord or Tenant shall have the right from time to time to designate by written notice to the other party such other or changed places in the United States as Landlord or Tenant may desire written notice to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two copies of any such notice, demand or request required or permitted hereunder.

34. Captions and References. The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease.

35. Successors and Assigns. The words “Landlord” and “Tenant” as used herein include the respective contracting party, whether singular or plural, and whether an individual, masculine or feminine, or a partnership, joint venture, business trust, or corporation. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, and assigns subject, however, to the provisions of Paragraph 19 hereof.

36. Severability. If any clause, phrase, provisions or portions of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

37. Governing Law. This lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Georgia.

38. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, fire, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

39. Time of Essence. Time is of the essence of this Lease and all of its provisions.

40. Entire Agreement. This Lease together with its exhibits contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument signed by the parties hereto.

41. Survival of Tenant’s Obligations. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof.

42. Holding Over. In no event shall there be any renewal of this Lease by operation of law, and if Tenant remains in possession of the Premises after the termination of this Lease and without a new lease executed by Landlord and Tenant, Tenant shall be deemed to be occupying the Premises as a tenant at sufferance on a month to month basis and shall pay rent in an amount equal to two hundred percent (200%) of the Base Rental and additional rent provided for in this Lease and otherwise subject to all the covenants and provisions of this Lease insofar as the same are applicable to a month-to-month tenancy.

43. Corporate Authority. If Tenant is a corporation each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, and that each and both persons signing on behalf of the corporation were authorized to do so Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

44. Mortgage Approvals. Landlord shall not be deemed to have unreasonably withheld its consent or approval of any matter hereunder if the holder of any deed to secure debt or similar instrument encumbering the Building or the Property or any portion thereof shall refuse or withhold its approval or consent thereto. Any requirement which Landlord imposes pursuant to the direction of any such holder shall be deemed to have been reasonably imposed by Landlord if made in good faith.

45. Landlord’s Lien. Intentionally Omitted.

46. Landlord’s Liability. In no event shall Landlord’s liability for any breach of this Lease exceed Landlord’s equity in the Building and the Property. This provision is not intended to be a measure or agreed amount of Landlord’s liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event. Neither Landlord nor any partner of Landlord shall have any personal liability with respect to any of the provisions of this Lease, and if Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to Landlord’s equity in the Building and the Property.

47. Right to Relocate. Intentionally Omitted.

48. Rules and Regulations. Tenant shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit “D” to this Lease and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of said Rules and Regulations. Landlord shall use commercially reasonable efforts to uniformly apply the Rules and Regulations on a nondiscriminatory basis. In the event of any conflict between this Lease and the Rules and Regulations, the terms of this Lease shall prevail. Notwithstanding any contrary terms of the Rules and Regulations, Tenant shall be permitted to install and use a supplemental HVAC unit provided that: Landlord has approved such unit and plans and specifications for its installation; Tenant bears the full cost of acquisition and installation of such unit, such unit is separately metered or sub-metered (at Landlord’s election) so that Tenant bears the full cost of electrical service to such unit; Tenant obtains a monthly maintenance agreement to keep such unit in good order and repair; and, if required by Landlord at the time of Landlord’s consent to such unit, Tenant removes it at Tenant’s cost and expense at the expiration or earlier termination of this Lease and repairs any damage caused by its installation and removal.

49. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part all its rights and obligations hereunder and in the Building or the Property, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations. Tenant agrees to attorn to such successor in interest of Landlord.

50. Commissions. Tenant represents and warrants to Landlord that (except with respect to any broker identified in Paragraph 1 hereof) no broker or other person has represented Tenant in the negotiations for and procurement of this Lease and that no commissions or compensation of any kind are due and payable in connection herewith to any broker or other person. Tenant agrees to indemnify and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in the enforcement of this indemnity or otherwise) for any commissions or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship with Tenant (except for any broker identified in Paragraph 1 above).

51. Submission of Lease. The submission of this Lease to Tenant for examination does not constitute an offer to lease, and this Lease shall be effective only upon its complete execution by both Landlord and Tenant. Execution of this Lease by Tenant and delivery of such Lease to Landlord for its execution shall constitute an offer to lease to Landlord which shall remain open for Landlord’s acceptance for a period of seven (7) business days after the receipt by Landlord of such executed Lease.

52. Financial Statements. At any time during the term of this Lease, and in the event that Tenant is in default under the terms hereof or in the event that Landlord requires such information in connection with the financing, refinancing, sale, or from investors or prospective investors, Tenant and any Guarantor shall, upon ten (10) days’ prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

53. Special Stipulations. Special Stipulations are set forth in Exhibit B hereto.

In the event that the following conflicts with the foregoing provisions of this Lease, the following shall control:

EXHIBIT A: Premises

EXHIBIT B: Special Stipulations

EXHIBIT C: Tenant Estoppel Letter

EXHIBIT D: Rules and Regulations

EXHIBIT E Form of Letter of Credit

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple counterparts each of which shall be deemed an original as of the day and year first above written

LANDLORD: PARMENTER GCC LP, LLLP

BY:	3700 Crestwood LLC
Its General Partner

BY:	/s/ Andrew R. Weiss
Andrew R. Weiss Its Vice President

TENANT:

DANGER, INC., a Delaware corporation

BY:	/s/ Henry R. Nothhaft

TITLE:	Chairman and CEO

ATTEST:	/s/ Scott Darling

TITLE:	General Counsel, Corp. Secretary
(CORPORATE SEAL)

EXHIBIT “A”

GWINNETT COMMERCE CENTER

3700 Crestwood Pkwy. NW
Duluth, GA 30096

DANGER INC.

LEASED
DANGER, INC.
SUITE 300
LEASED
LEASED
LEASED

Floor 3
Gwinnett Commerce Center

RWB
INTERIORS

Note: RWB Interiors has not field verified the existing conditions shown.

A-1

EXHIBIT “B”

SPECIAL STIPULATIONS

Lease agreement between Parmenter GCC LP, LLLP, as Landlord and Danger, Inc., as Tenant dated                      for 5,639 rentable square feet.

These Special Stipulations are made and entered into contemporaneously with the lease agreement described above. In the case of any conflict between the Special Stipulations and the Lease, these Special Stipulations shall control. All terms used herein shall be the same as defined in the Lease.

1.	Base Rental. Base rental payments shall be as follows:

Months	Annual Amount		Monthly Amount
1-3	Abated		NA
4-12	$82,470.42 (9 months	)	$9,163.38
13-24	$113,259.36		$9,438.28
25-36	$116,657.04		$9,721.42
37-48	$120,156.84		$10,013.07
49-60	$123,761.52		$10,313.46

2.	Improvements. Landlord at Landlord’s expense shall build out the premises turnkey Building standard according to drawings dated , provided by RWB Interiors with Landlord’s contribution not to exceed $20.00 per rentable foot of the Premises for all costs including construction costs, architectural, engineering and construction management fees (construction management fees not to exceed 5%). Landlord shall cause the Premises to be constructed in accordance with the then applicable requirements of the Americans with Disabilities Act. Tenant may apply any otherwise unutilized portion of such contribution to offset Tenant’s actual and commercially reasonable costs of installing low voltage wiring in the Premises. The Premises shall be, on the Commencement Date, in good working order and repair, subject to Landlord’s completion of a list of unfinished details, which written list shall be agreed upon by Landlord and Tenant on or about the Commencement Date and shall be completed by Landlord within forty-five (45) days thereafter.

Tenant may elect to vary from the plans and specifications, however, such changes shall be confirmed by a work change order prior to the performance of such changes and Landlord will make no changes without Tenant’s specific written approval. Landlord will not be responsible for delays in the completion of the Premises resulting from changes made at the request of the Tenant after final construction documents are issued. Tenant shall pay Landlord for such changes resulting in increased construction costs within 30 days of issuance of a Certificate of Occupancy. During the course of construction of the Premises, any changes made by Tenant will not delay the Commencement Date. Landlord’s failure to deliver possession due to Tenant’s failure to pay any such cost shall not be a breach of this Lease.

3.	Representation. In this transaction the Landlord has been represented by Parmenter Realty & Investment Company and not CRESA Partners of Georgia, LLC, and Parmenter Realty & Investment Company shall be paid a commission by the Landlord. The Tenant has been represented by CRESA Partners of Georgia, LLC and not Parmenter Realty and Investment Company and CRESA Partners of Georgia, LLC shall be paid a commission by the Landlord.

4.	Rental Payments. All rental payments shall be addressed as follows or to such other address as Landlord may from time direct by written notice to Tenant:

Parmenter GCC LP, LLLP

Dept. AT 952189

Atlanta, GA 31192-2139

5.	Right of First Offer: Tenant shall have the right of first offer to expand the Premises to include an area stipulated by Landlord and Tenant to consist of 2,219 rentable square feet adjacent to the Premises and known as Suite 320 (the “First Offer Space”). The First Offer Space is leased as of the date hereof. Landlord shall give Tenant written notice at the time that the First Offer Space is available to lease, together with the terms on which Landlord is willing to lease the First Offer Space. Tenant shall, within five (5) business days following its receipt of Landlord’s written notice, given written notice to Landlord if Tenant shall lease the First Offer Space on the terms set forth in Landlord’s notice. In the event that Tenant fails to timely accept Landlord’s offer of the First Offer Space on the terms set forth in Landlord’s notice, Tenant’s right of first offer shall be deemed to have expired.

6.

Early Termination Option. Provided that Tenant is not in default under the terms hereof, and further provided that Tenant has not expanded the Premises by agreement with Landlord or by exercise of the Right of First Offer set forth herein, Tenant shall have the right to accelerate the expiration date of this

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Lease (“Early Termination Option”) to the last day of the thirty-ninth (39th) month following the Commencement Date (the “Early Termination Date”) upon the following express conditions: (i) Tenant shall provide to Landlord no less than one hundred eighty (180) days written notice in advance of the Early Termination Date (“Termination Notice”) of its exercise of this Early Termination Option. As a condition of the Early Termination Option, Tenant shall tender to Landlord, as an agreed upon and stipulated termination fee (“Termination Fee”), as hereinafter described, within ten (10) business days following Tenant’s receipt of Landlord’s written notice of the amount of the Termination Fee. The Termination Fee shall be comprised of Landlord’s “Unamortized Up Front Costs” as of the Early Termination Date. For purposes hereof, Landlord’s “Unamortized Up Front Costs” shall mean (i) the unamortized portion of the amount expended by Landlord for allowances expended by Landlord under this Lease, and (ii) the unamortized portion of brokerage commissions paid to the brokers in connection with this Lease. Landlord’s Unamortized Up Front Costs shall be amortized on a straight line basis over the term at an annual interest rate of 8% accruing from the date of this Lease until Tenant’s payment of the Early Termination Fee, but no amortization shall be deemed to have occurred during any period of rent abatement.

7.	Temporary Premises. For so long as Tenant is not in default under the terms of the Lease, Landlord shall allow Tenant to occupy the Suite 290 in the Building, consisting of 3,284 square feet, prior to the Commencement Date (the “Early Occupancy Term”) under the terms and conditions of the Lease except as expressly amended herein:

A. The Early Occupancy Term shall commence on the business day following the date that Landlord and Tenant have executed the Lease, or such later date that Tenant shall have delivered to Landlord evidence of the insurance required under the Lease, and shall expire on the Commencement Date. Tenant has inspected Suite 290 and accepts Suite 290 in AS-IS condition for the Early Occupancy Term.

B. The Early Occupancy Term shall be in addition, and not offset or credited against, the Lease Term as defined in the Lease. The Early Occupancy Term is for a term prior to the Commencement Date and does not either amend or restate the Lease Term.

C. Tenant’s obligation to pay Base Rental shall be abated for the Early Occupancy Term.

8.	Renewal Option.

A. Exercise of Options. Provided Tenant is not in default (beyond any applicable notice and grace periods) pursuant to any of the terms and conditions of this Lease, Tenant shall have the option (the “Option”) to renew this Lease for one (1) additional five (5) year period (the “Option Period”) for the period commencing on the date following the expiration date of the initial Lease Term, upon the terms and conditions contained in this Lease, except, as provided in this Paragraph 8. To exercise the Option, Tenant shall give Landlord notice (the “Extension Notice”) of the intent to exercise said Option not less than one hundred eighty (180) days prior to the date on which the Option Period which is the subject of the notice will commence. In the event Tenant shall exercise the Option for the Option Period, this Lease will terminate in its entirety at the end of the Option Period exercised by Tenant, and Tenant will have no further option to renew or extend the Lease Term.

B. Determination of Base Rent. The Base Rent for the Option Period shall be determined as follows:

(1) Landlord and Tenant will have thirty (30) days after Landlord receives the Extension Notice within which to agree on the fair market rental value (as defined in subsection (2) below) of the Premises as of the commencement date of the Option Period. If they agree on the Base Rent within thirty (30) days, they will amend this Lease by stating the Base Rent.

(2) If Landlord and Tenant are unable to agree on the Base Rent for the Option Period within such thirty (30) days, the Base Rent for the Option Period will be the greater of (i) the-fair market rental value of the Premises as of the commencement date of the Option Period as determined in accordance with subsection (3) hereof, and (ii) the Base Rent payable under this Lease immediately prior to such Option Period. As used in this Lease, the “fair market rental value of the Premises” means what a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would determine as Base Rent for the Option Period, as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in the vicinity of the Building.

(3) Within thirty (30) days after the expiration of the thirty (30) day period set forth in subparagraph 1) above, Landlord and Tenant shall each appoint one licensed real estate appraiser with at least ten (10) years experience with similar properties located in the Building’s submarket, and the two appraisers so appointed shall jointly attempt to determine and agree upon the then fair market rental value of the Premises. If they are unable to agree, then each appraiser so appointed shall set one value, and notify the other appraiser, of the value set by him or her, concurrently with such appraiser’s receipt of the value set by the other appraiser. The two appraisers then shall, together, select a third licensed appraiser with at least ten (10) years experience with similar properties located in the area of the Building, who shall make a determination of the then fair market rental value, after reviewing the reports of the first two appraisers appointed by the parties, and after doing such independent research as he/she deems appropriate. The value determined by the third appraiser shall be deemed the then fair market rental value of the Premises. Landlord and Tenant shall be responsible for the cost of the appraiser each appoints and shall share equally in the cost of the third appraiser, if applicable.

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EXHIBIT “C”

TENANT ESTOPPEL LETTER

Date:	Loan Application No.

Massachusetts Mutual Life Insurance Company
1500 Main Street Suite 2100
Springfield, Massachusetts, 01115
Attention:	Mortgage Loan Administration Real Estate Finance Group

Re:

(Property name and location)

To Massachusetts Mutual Life Insurance Company:

The undersigned,                                         , (“Tenant”) understands that Massachusetts Mutual Life Insurance Company (“MassMutual”) has made or will be making a mortgage loan (the “Loan”) on the Property described below. In connection with the Loan, MassMutual will be receiving an assignment of all leases with respect to the Property, including Tenant’s lease, and will be acting in reliance upon this letter.

By signing below, Tenant certifies to and agrees with MassMutual as follows:

1.	Tenant leases a portion of the [office building/shopping center/warehouse/other property type] located at [street address, city and state] and known generally as [suite number, floor number] (the “Property”).

2.	The lease between Tenant and (“Landlord”) regarding Tenant’s premises (the “Premises”) is dated and is unamended except as follows: [dates of lease amendments]. The lease together with the amendments is referred to herein as the “Lease,” and is the complete statement of Landlord and Tenant regarding the Premises.

3.	The Lease provides:

A.	Current monthly Fixed or Base rent: ;

i. Base Year         ;

ii. Expense Stop Amount         ;

B.	Percentage rent: ;

C.	Additional Rent:

(i)	Operating Expenses: ;

(ii)	Real Property Taxes: ;

(iii)	Other (list all): ;

D.	Rent Commencement Date: ;

E.	Termination Date (exclusive of renewal periods): ;

F.	Renewal or Extension Periods: ;

G.	Security Deposit: ;

H.	Number of Allocated Parking Spaces: ;

I.	Parking Fees or Rent Due: ;

J.	Option to Purchase Property: None

4.	Tenant has accepted and is now in sole possession of the Premises. Any construction, build out, improvements, alterations or additions to the Premises or the Property required under the Lease have been completed in accordance with the Lease and Landlord has paid to Tenant all tenant improvement allowances and has paid all other tenant inducements other than as follows:

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                                                                                                                                                                                                                               .

5.	Tenant has not subleased any part of the Premises or assigned the Lease.

6.	As of this date, the Lease is in full force and effect and there is no violation of or default under the Lease on the part of Landlord or Tenant. There is no present offset of rent and Tenant has no knowledge of any circumstances which would give rise to any credit or set-off against the obligation for present or future rentals under the Lease. All free rent, if any, provided for in the Lease has been used and Tenant is not entitled to any free rent in the future.

7.	As of the date hereof, there are no actions whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

8.	Tenant has no right to terminate the Lease except to the extent contained in the Lease, in connection with a casualty or condemnation and except, to the extent permitted by applicable law, in connection with an actual or constructive eviction of Tenant.

9.	Tenant will, concurrently with the giving of any notice to Landlord, give MassMutual written notice (at the above address) of any default by Landlord under the Lease. MassMutual will have a reasonable opportunity, but no obligation, before the exercise of any rights or remedies Tenant may have pertaining to the Lease, to cure any such default by Landlord.

10.	Tenant hereby subordinates all of its right, title and interest under the Lease to the lien, operation and effect of any mortgage(s) (as modified or extended) of MassMutual now or hereafter in force against the Property, and to all advances hereafter made under such mortgage(s).

11.	In the event that MassMutual or any third party becomes the owner of the Property, by foreclosure or otherwise, Tenant agrees to attorn to MassMutual or any such owner and to recognize MassMutual or any such owner as Landlord under the Lease. Acceptance of this letter by MassMutual constitutes MassMutual’s agreement that it will not disturb or interfere with Tenant’s possession of the Premises during the term of the Lease or any extension or renewal thereof so long as Tenant is not in default under the Lease.

Tenant understands that MassMutual is relying on this Estoppel in connection with its determination to make the Loan.

Sincerely,

TENANT:
[As specified in Lease]

By		[Signature]
(Print Name):

Title:

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EXHIBIT “D”

RULES AND REGULATIONS

1.	Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant’s business unless such persons are engaged in illegal activities. No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the Building, except as authorized by Landlord.

2.	No sign, placard, picture, name, advertisement or notice, visible from the exterior of the leased premises shall be inscribed, painted, affixed, installed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of Tenant.

If Landlord shall have given such consent to any Tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

All approved signs or lettering on doors and walls shall be painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord.

3.	The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom.

4.	No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant’s premises.

5.	Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. at all hours on Saturday, Sundays and holidays all persons who are not Tenants or their accompanied guests in the Building. Each Tenant shall be responsible for all persons it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion. Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of Tenants and protection of the Building and property in the Building.

6.	No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. No Tenant shall cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness of the premises. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other person.

7.	No Tenant shall obtain or maintain for use upon its premises coin-operated vending machines or receive barbering or shoe shine services in its premises except from persons authorized by Landlord.

8.	Each Tenant shall see that all doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other Tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9.	As more specifically provided in the Tenant’s Lease of the premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning, and shall refrain from attempting to adjust any controls.

10.	No Tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt off any door of its premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

11.	No Tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each Tenant upon the termination of the Tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

12.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employee or invitees, shall have caused it.

13.	No Tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. No Tenant shall use any method of heating or air-conditioning other than that supplied by Landlord.

14.	No Tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about any premises of the Building.

15.	No cooking shall be done or permitted by any Tenant on its premises (except microwave ovens or Underwriters’ Laboratory approved equipment for the preparation of coffee, tea, hot chocolate and similar beverages for Tenants and their employees shall be permitted, provided that such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall premises be used for lodging.

Except with the prior written consent of Landlord, no Tenant shall sell, permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall Tenant carry on, or permit or allow any employees or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any Tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the premises of any Tenant be used for any improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in such Tenant’s lease.

16.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlords instructions in their installation.

17.	Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to all premises shall be subject to the written approval of Landlord.

18.	No Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19.	No Tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floors of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused

20.	No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord. Landlord shall have the right to prescribe the weight, size and position of all sales, furniture, files, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

21.	No Tenant shall place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. No Tenant shall mark, or drive nails, screws or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof.

22.	There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into or kept in or about the premises.

23.	Each Tenant shall store all its trash and garbage within the interior of its premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord may designate.

24.	Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same. No Tenant shall make room-to-room solicitation of business from other tenants in the Building.

25.	Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building.

26.	Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

27.	Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.	Tenant assumes any and all responsibility for protecting its premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the premises closed.

29.	The requirements of Tenants will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless special instruction from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

30.	Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

31.	Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

32.	All wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant’s expense.

33.	Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

34.	Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service to Tenant to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

35.	Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

36.	No Tenant shall store items in any common areas, corridors, stairwells, or restrooms. This includes any mechanical, telephone or other rooms restricted to Landlord.

37.	Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

38.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify, after or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of premises in the Building.

39.	No smoking is allowed within the Building, including any Tenant premises or Building common areas. Landlord may designate a specific smoking area in a suitable area outside of the Building.

40.	Tenant shall not store nor bring into the Buildings, Fire Arms, ammunition or other devices generally considered to be a weapon.

EXHIBIT “E”

FORM OF LETTER OF CREDIT

TRADE SERVICES DIVISION, NORTHERN CALIFORNIA

ONE FRONT STREET, 21ST FLOOR

SAN FRANCISCO, CALIFORNIA 94111

Contact Phone: 1(800) 798-2815 (Option 1)

Email : sftrade@wellsfargo.com

IRREVOCABLE LETTER OF CREDIT

Beneficiary Name	Letter of Credit No.
Address	Date: , 2005
City, State Zip
Attention:

Ladies and Gentlemen:

At the request and for the account of Applicant Name and Address (“Applicant”), we hereby establish our Irrevocable Letter of Credit in your favor in the amount of Amount in Words United States Dollars (US$Amount in Numbers) available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by your signed and dated statement worded as follows with the instructions in brackets therein complied with:

“The undersigned, an authorized representative of the beneficiary (“Beneficiary”) of Wells Fargo Bank Letter of Credit No.                      (the “Wells Credit”) hereby certifies that Applicant Name has defaulted in its obligations under that certain Lease dated [insert date] between Applicant Name and Beneficiary Name (as such lease may be amended, restated or replaced) and the amount drawn under the Wells Credit represents the amount due to Beneficiary as a result of such default.”

This Letter of Credit expires at our above office on Month Day, 2006, but shall be automatically extended, without written amendment, to Month Day in each succeeding calendar year up to, but not beyond, Month Day, 20     unless we have sent written notice to you at your address above by registered mail or express courier that we elect not to renew this Letter of Credit beyond the date specified in such notice which date will be Month Day, 2006 or any subsequent Month Day occurring before Month Day, 20     and be at least 30 calendar days after the date we send you such notice. Upon our sending you such notice of the nonrenewal of the expiration date of this Letter of Credit, you may also draw under this Letter of Credit by presentation to us at our above address, on or before the expiration date specified in such notice, of your draft drawn on us at sight accompanied by your signed and dated statement worded as follows with the instructions in brackets therein complied with:

“The undersigned an authorized representative of the beneficiary (“Beneficiary”) of Wells Fargo Bank, N.A. Letter of Credit No.                      (the “Wells Credit”) hereby certifies that Beneficiary has received written notification from Wells Fargo Bank, N.A. that the Wells Credit will not be extended past its current expiration date. The undersigned further certifies that (i) as of the date of this statement, Beneficiary has not received a letter of credit or other instrument acceptable to the Beneficiary as a replacement to the Wells Credit; and (ii) Beneficiary has not released Applicant Name from its obligations to Beneficiary under that certain Lease dated [insert date] between Applicant Name and Beneficiary Name (as such lease may be amended, restated or replaced). “

Each draft must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft.

Partial and multiple drawings are permitted under this Letter of Credit.

Each draft must be marked “Drawn under Wells Fargo Bank, N.A. Letter of Credit No.                     .”

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be affected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All charges in connection with any transfer of this Letter of Credit are for the Applicant’s account.

This Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the “UCP”), and engages us in accordance therewith.

Very truly yours

WELLS FARGO BANK, N.A.

BY:
(AUTHORIZED SIGNATURE)

Exhibit A

Wells Fargo Bank, N.A.
Letter of Credit No.

Date:

Wells Fargo Bank, N.A.

Trade Services Division, Northern California

One Front Street, 21st Floor

San Francisco, California 94111

Subject: Your Letter of Credit No.

Ladies and Gentlemen:

For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

[insert name of transferee]

[insert address]

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the transferee is so notified.

Very truly yours,

[insert name of transferor]

By:
Name:
Title:

Signature of Transferor Guaranteed
[insert name of bank]
By:
Name:
Title: